                                                                                           Exhibit 99-B.9
                                                                         Opinion and Consent of Counsel

ING LOGO
AMERICAS
US Legal Services

Michael A. Pignatella
Counsel
860-580-2831
Fax: 860-580-4934
michael.pignatella@us.ing.com

December 21, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Attention: Filing Desk

Re:	ReliaStar Life Insurance Company of New York and its Separate Account NY-B
Post-Effective Amendment No. 2 to Registration Statement on Form N-4
Prospectus Title: ING Rollover ChoiceSM – NY Variable Annuity
File Nos.: 333-139695 and 811-07935

Dear Sir or Madam:

The undersigned serves as counsel to ReliaStar Life Insurance Company of New York, a New York stock life insurance company (the “Company”). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the “Securities”) under the Securities Act of 1933 (the
“Securities Act”) as provided in Rule 24f-2 under the Investment Company Act of 1940 (the “Investment
Company Act”).

In connection with this opinion, I have reviewed the N-4 Registration Statement (the “Registration
Statement”), as amended to the date hereof, and this Post-Effective Amendment No. 2. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella

Windsor Site One Orange Way, C1S Windsor, CT 06095-4774	ING North America Insurance Corporation